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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Registration Statement on Form 10 of our report dated May 6, 1998, related to the financial statements of Spinelli Coffee Company. It should be noted that we have not audited any financial statements of the company subsequent to February 1, 1998 or performed any audit procedures subsequent to the date of our report.


                                               ARTHUR ANDERSEN LLP

San Francisco, California
June 23, 2000